UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2013

Affirmative Insurance Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50795	75-2770432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4450 Sojourn Drive, Suite 500, Addison, Texas	75001
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (972) 728-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Stock Option Awards to Certain Officers.

As reported on August 16, 2011 in a Form 8-K filed by Affirmative Insurance Holdings, Inc. (Company), the Compensation Committee of the Company’s Board of Directors (Compensation Committee) on August 10, 2011 approved an award of stock options (Options Award) to Gary Y. Kusumi, the Company’s chief executive officer, to purchase 850,000 shares of common stock of the Company. However, the Company subsequently determined that the award of stock options to purchase 600,000 shares of the 850,000 shares of common stock was not validly granted pursuant to the Company’s 2004 Amended and Restated Stock Incentive Plan (Plan) because it exceeded the limit on the number of stock-based awards that may be granted to any individual participant within any calendar year. Accordingly, the grant of these 600,000 stock options was ineffective and void under the Plan. On September 15, 2013, the Company and Mr. Kusumi entered into an Amendment No. 1 to Stock Option Agreement (Amendment) amending the Options Award effective August 10, 2011 to revise the number of stock options granted to Mr. Kusumi to 250,000, within the limits of the Plan. Mr. Kusumi also agreed to release the Company from liability relating to the original Options Award grant and the Amendment. Additionally, the Compensation Committee approved a new award of stock options to Mr. Kusumi to purchase 250,000 shares of common stock of the Company (New Options Award). The New Options Award was issued in accordance with the 2011 Stock Option Award Agreement and the Plan with an effective award date of September 15, 2013, and an exercise price of $1.76 per share, the closing price per share of the Registrant’s common stock as quoted on the OTCQB on September 13, 2013, the last day preceding the effective date of the option grant for which prices were quoted. The Compensation Committee also approved a revision to the time for which Mr. Kusumi had to exercise the options granted under the Options Award and New Options award. In the event Mr. Kusumi’s continuous service to the Company terminates for any reason except death, disability or for cause, the Options Award and New Options Award, to the extent they are exercisable at the time of such termination, may be exercised no later than the later of: (a) September 30, 2015; or (b) three (3) months after the date of termination, provided that in no event shall the options be exercisable after their stated expiration date.

The terms of the form of 2011 Stock Option Award Agreement as set forth herein are qualified in their entirety by reference to the full text thereof, including exhibits, a copy of which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 16, 2011, and incorporated herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Registrant believes that the expectations reflected in such forward-looking statements are reasonable, the Registrant can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Registrant cannot guarantee the accuracy of the forward-looking statements, and the Registrant’s actual results could differ materially from those contained any forward-looking statements due to a number of factors, including the statements under the heading “Risk Factors” contained in the Registrant’s filings with the Securities and Exchange Commission. Accordingly, such forward-looking statements are subject to a number of risks and uncertainties and may cause actual results to differ materially from the Registrant’s expressed expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

Date: September 19, 2013	By:	/s/ Joseph G. Fisher
Name: Joseph G. Fisher
Title: Executive Vice President, General Counsel and Secretary